EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 to Registration Statement No. 333-168277 of our report dated March 7, 2012, relating to the financial statements of ETFS Asian Gold Trust (the “Trust”), appearing in the Annual Report on Form 10-K of the Trust for the period January 10, 2011 (date of inception) to December 31, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP

New York, New York

April 10, 2012